SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)
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☐	Soliciting Material Pursuant to §240.14a-12
Deckers Outdoor Corporation
(Name of Registrant as Specified In Its Charter)

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EXPLANATORY NOTE

The Registrant’s definitive proxy statement for its 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 9, 2007 is hereby amended to restate the information contained in the Summary Compensation Table and accompanying footnotes for the year ended December 31, 2006. The Summary Compensation Table contained in the Registrant’s previously filed definitive proxy statement inadvertently omitted the column entitled “Total,” and footnote 6 inadvertently did not make reference to the column entitled “All Other Compensation.” Set forth below is the corrected Summary Compensation Table containing the “Total” column and corrected footnote 6. Other than the inclusion of such column and corrected footnote, there are no other changes to the information contained in the table, the accompanying footnotes or elsewhere in the Registrant’s definitive proxy statement from the version filed on April 9, 2007.

SUMMARY COMPENSATION TABLE

The following table sets forth for the year ended December 31, 2006, the reportable compensation paid or awarded to the Named Executive Officers.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
				Awards	Awards	Compensation	Compensation
Name and principal position	Year	Salary ($)		($) (1)	($) (2)	($) (3)	($) (4)		Total ($)

Angel R. Martinez	2006	$500,000		$477,109	$—	$850,000	$—		$1,827,109
Chief Executive Officer and President
Zohar Ziv	2006	248,110	(5)	138,014	—	251,250	15,856	(6)	653,230
Chief Financial Officer and Executive Vice President of Finance and Administration
Constance X. Rishwain	2006	225,000		70,250	66,520	421,875	—		783,645
President of the Simple & UGG Divisions
Colin G. Clark	2006	225,000		61,232	—	253,125	24,000		563,357
Vice President of International Operations
Patrick C. Devaney	2006	200,000		70,250	61,880	201,000	—		533,130
Senior Vice President and Vice President Global Sourcing, Production and Development

(1)	The amounts in this column are calculated based on provisions of FAS 123(R). See note 1(h) of the consolidated financial statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.

(2)	The amounts in this column are calculated based on provisions of FAS 123(R). See note 6 of the consolidated financial statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.

(3)	The amounts in this column reflect the cash awards to the named individuals under the Annual Incentive Plan, which is discussed in further detail on page 12 under the heading “Annual Non-Equity Incentive Plan Compensation.”

(4)	The amounts in this column reflect, for each respective named executive, a housing allowance for relocation paid by the Company to the executives, except as noted in footnote (6) below.

(5)	The amount of Mr. Ziv’s salary is prorated based on his effective date of employment, which was March 6, 2006.

(6)	In addition to the item noted in footnote (4) above, the amount shown under All Other Compensation for Mr. Ziv includes $1,200 received as a matching contribution paid by the Company pursuant to the 401(k) defined contribution plan, which is more fully described on page 14 under the heading “Perquisites and Other Personal Benefits.”